UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2015

CYPRESS SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

198 Champion Court San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-2600

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 13, 2015, Cypress Semiconductor Corporation (the “Company”) issued a press release announcing that it delivered to the Board of Directors of Integrated Silicon Solution, Inc. (“ISSI”) a letter dated May 13, 2015 setting forth the Company’s proposal to acquire for cash all of the outstanding shares of ISSI for $19.75 per share.

On May 29, 2015, the Company issued a press release announcing that it had delivered to the Board of Directors of ISSI a letter dated May 29, 2015 setting forth the Company’s non-binding proposal to acquire all of the outstanding shares of ISSI for $20.25 per share. The Company also provided ISSI with a copy of a proposed agreement and plan of merger and related side letter. A copy of the press release, the proposed agreement and plan of merger, and the related side letter are attached hereto as Exhibit 99.1, 99.2, 99.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 - Press Release of Cypress Semiconductor Corporation, dated May 29, 2015, announcing an increase in the offer price with regards to the Company’s proposal to acquire ISSI.

Exhibit 99.2 - Proposed Agreement and Plan of Merger (clean and marked to show changes).

Exhibit 99.3 - Proposed Side Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2015	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cypress Semiconductor Corporation, dated May 29, 2015, announcing an increase in the offer price with regards to the Company’s proposal to acquire ISSI.

99.2	Proposed Agreement and Plan of Merger (clean and marked to show changes).

99.3	Proposed Side Letter.

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